Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedules of Xcel Energy Inc. and management’s report on the effectiveness of internal control over financial reporting dated February 24, 2006, appearing in the Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2005, and our report dated June 28, 2005 relating to the financial statements of the Xcel Energy 401(k) Savings Plan (the “401(k) Plan”) appearing in the Annual Report on Form 11-K of the 401(k) Plan for the year ended December 31, 2004, of our report dated June 28, 2005 relating to the financial statements of New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employees’ Savings and Stock Ownership Plan”) appearing in the Annual Report on Form 11-K of the Employees’ Savings and Stock Ownership Plan for the year ended December 31, 2004, and of our report dated June 28, 2005 relating to the financial statements of New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employee Investment Plan”) appearing in the Annual Report on Form 11-K of the Employee Investment Plan for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 1, 2006